U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 1, 2023
ADVANCED EMISSIONS SOLUTIONS, INC.

(Name of registrant as specified in its charter)

Delaware	001-37822	27-5472457
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8051 E Maplewood Ave, Suite 210, Greenwood Village, CO 80111
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (720) 598-3500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001 per share	ADES	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01	Entry into a Material Definitive Agreement.
Securities Purchase Agreement
On February 1, 2023, Advanced Emissions Solutions, Inc. ("ADES" or the "Company") entered into a Securities Purchase Agreement (the "Purchase Agreement") with Arq Limited, a company incorporated under the laws of Jersey ("Arq"), pursuant to which ADES acquired all of the direct and indirect equity interests of Arq’s subsidiaries (collectively, the "Purchased Interests") in exchange for consideration consisting of (i) 3,814,864 shares of common stock, par value $0.001 per share, of ADES (the "Common Stock"), representing 19.9% of the outstanding shares of Common Stock prior to the completion of the transactions contemplated by the Purchase Agreement, and (ii) 5,294,462 shares of Series A Convertible Preferred Stock, par value $0.001 per share, of ADES (the "Series A Preferred Stock" and the acquisition by ADES of the Purchased Interests, the "Transaction"). In connection with the issuance of the Series A Preferred Stock pursuant to the Purchase Agreement, ADES filed the Certificate of Designations of Preferred Stock for the Series A Preferred Stock (the "Certificate of Designations") with the Secretary of State of the State of Delaware. Capitalized terms used herein but not otherwise defined have the meaning set forth in the Purchase Agreement.
The Purchase Agreement contains customary representations, warranties and covenants. The Transaction closed concurrently with execution of the Purchase Agreement.
The foregoing summary of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Form 8-K and incorporated by reference herein.
The Purchase Agreement and the above description have been included to provide investors and security holders with information regarding the terms of the Purchase Agreement. They are not intended to provide any other factual information about ADES, Arq or their respective subsidiaries or affiliates or equityholders. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of those agreements and as of specific dates; were solely for the benefit of the parties to the Purchase Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should be aware that the representations, warranties and covenants or any description thereof may not reflect the actual state of facts or condition of ADES or Arq or any of their respective subsidiaries, affiliates, businesses, or equityholders. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.
Series A Preferred Stock
Each share of Series A Preferred Stock will be automatically converted into a share of Common Stock upon approval by the holders of the percentage of Common Stock required to approve such conversion under the applicable rules of The Nasdaq Stock Market ("Nasdaq"), without the need for any action on the part of the holders of the Series A Preferred Stock (the "Conversion Approval"). Each share of Series A Preferred Stock is deemed to have an original issue price of $4.00 per share (the "Original Issue Amount"). The number of shares of Common Stock issued upon conversion of each share of Series A Preferred Stock shall be equal to the product of (i) the sum of (A) the Original Issue Amount plus (B) an amount equal to the cumulative amount of the accrued and unpaid dividends on such share at such time (regardless of whether or not declared or funds for their payment are lawfully available) divided by (ii) the Original Issue Amount, subject to adjustment as provided in the Certificate of Designations.
Holders of the Series A Preferred Stock are entitled to receive cumulative dividends which will accrue quarterly on the last day of each applicable quarter (whether or not declared or funds for their payment are lawfully available) and will be payable quarterly, in arrears, on the earlier to occur of (a) the date any dividend is paid to holders of Common Stock with respect to such quarter and (ii) 30 days after the end of each quarter (the "Series A Quarterly Dividend") at the rate per share of Series A Preferred Stock equal to the greater of (i) if the Company declares a cash dividend on the Common Stock with respect to such quarter, the amount of the cash dividend that would be received by a holder of Common Stock in which such share of Series A Preferred Stock would be convertible on the record date for such cash dividend and (ii) an annual rate (the "Rate") of 8.0% of the Original Issue Amount per annum compounded quarterly (the "Coupon Dividend") with respect to such quarter. The Rate will increase by 2.0% on the first day of the first quarter ending on or after the 635th day following the closing date of the first issuance of Series A Preferred Stock and on each subsequent anniversary of such date.
The Series A Quarterly Dividend is payable in cash or in additional shares of Series A Preferred Stock (the "Series A PIK Shares"), at the option of the Company. The number of Series A PIK Shares to be issued shall be determined by dividing (i) the Series A Quarterly Dividend payable with respect to all shares of Series A Preferred Stock held by a holder thereof by (ii) the aggregate Original Issue Amount of all shares of Series A Preferred Stock held by a holder thereof, and each fractional Series A PIK Share will be rounded to the nearest whole Series A PIK Share (with 0.5 of a share being rounded down to 0.0).
In the event of the Company’s liquidation, dissolution or winding up, after payment or provision for payment of the Company’s debt and other liabilities, a holder of Series A Preferred Stock will receive a liquidating distribution equal to the amount of the cumulative accrued but unpaid dividends on each share of Series A Preferred Stock held by such holder. After the payment to the holders of Series A Preferred Stock of such liquidation preference, the holders of outstanding shares of Series A Preferred Stock will participate pari passu with the holders of Common Stock on an as-converted basis in any remaining distributions out of the Company’s assets available for distribution to stockholders.
Holders of shares of Series A Preferred Stock will generally have no voting rights. However, the Company is restricted from taking certain actions without the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, including, but not limited to, consummating a merger of the Company with or into another party or a sale of substantially of the Company’s assets, issuing Common Stock or instruments convertible into Common Stock representing more than 20% of the outstanding share capital of the Company to the extent the applicable issuance requires approval of holders of Common Stock pursuant to applicable law or the rules of the applicable stock exchange on which the Common Stock is listed, or authorizing, creating or issuing any Senior Stock or Parity Stock (each as defined in the Certificate of Designations) of the Company (or amending the provisions of any existing class of securities to make such class of securities Senior Stock or Parity Stock). In addition, the Company is restricted from amending the Company’s Certificate of Incorporation or Bylaws in a manner that adversely affects the rights of the Series A Preferred Stock without the written consent or affirmative vote of the holders of at least 75% of the then outstanding shares of Series A Preferred Stock.
If the Conversion Approval has not been obtained, each outstanding share of Series A Preferred Stock will be redeemed by the Company on February 1, 2028 for cash, at a redemption price equal to the sum of (i) the product of (x) 140% and (y) the Original Issue Amount, plus (ii) an amount equal to the cumulative amount of accrued and unpaid dividends on such share of Series A Preferred Stock.
The foregoing summary of the Series A Preferred Stock does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Certificate of Designations, which is filed as Exhibit 3.1 to this Form 8-K and incorporate by reference herein.
Registration Rights Agreement
Pursuant to the terms of the Purchase Agreement, ADES entered into a Registration Rights Agreement (the "Registration Rights Agreement") with Arq and the Subscribers party to the Subscription Agreements described in Item 3.02 of this Form 8-K. The Registration Rights Agreement provides that as promptly as practicable following the closing of the Transaction, but no later than 150 days after the consummation of the Transactions, ADES will file a registration statement registering the resale of the shares of Common Stock received by Arq and the Subscribers in the Transactions (including shares of Common Stock issued upon conversion of the Series A Preferred Stock). ADES will also use commercially reasonable efforts to have such registration statement declared effective as soon as practicable following the filing thereof, but no later than the earlier of (i) the 210th calendar day (or 270th calendar day if the U.S. Securities and Exchange Commission (the "SEC") gives notice that it will review the registration statement) following the filing thereof and (ii) the 10th business day after the date the SEC gives notice that it will not review the registration statement, subject to certain conditions. The Registration Rights Agreement further provides that certain of the investors party thereto will be entitled to customary "piggyback" registration rights.
The foregoing summary of the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Registration Rights Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.
Loan Agreement
As previously announced in the Company’s Form 8-K filed with the SEC on August 19, 2022 (the "Prior 8-K"), ADES and CF Global Credit, LP ("CF Global") executed a commitment letter pursuant to which CF Global offered to provide a $10.0 million term loan (the "Term Loan") to ADES. The proceeds of the Term Loan are intended to be utilized for the general corporate purposes of ADES and its subsidiaries.
On February 1, 2023 (the "Closing Date"), ADES, as borrower, certain of its subsidiaries, as guarantors, and CF Global, as administrative agent and lender, entered into the Term Loan upon execution of a Term Loan and Security Agreement (the "Loan Agreement"). Capitalized terms used herein but not otherwise defined have the meaning set forth in the Loan Agreement.
The Term Loan has a term of 48 months and bears interest at a rate equal to either (a) Adjusted Term SOFR (subject to a 1.00% floor and a 2.00% cap) plus a margin of 9.00% paid in cash and 5.00% paid in kind or (b) Base Rate (subject to a 2.00% floor and a 3.00% cap) plus a margin of 8.00% paid in cash and 5.00% paid in kind, which interest on the Term Loan in each case shall be payable (or capitalized, in the case of in kind interest) quarterly in arrears.

ADES will be able to prepay the Term Loan at any time subject to the following prepayment premium: (i) prior to the twelve month anniversary of the Closing Date, the Make-Whole Amount (as defined below), (ii) thereafter but prior to the thirty-six month anniversary of the Closing Date, 2.00% of the outstanding principal amount of the Term Loan being repaid or prepaid or (iii) thereafter until the maturity date, 1.00% of the outstanding principal amount of the Term Loan being repaid or prepaid. The "Make-Whole Amount", with respect to any repayment or prepayment, is (i) an amount equal to all required interest payable (except for currently accrued and unpaid interest) on the aggregate principal amount of the Term Loan subject to such prepayment or repayment from the date of such prepayment or repayment through but excluding the date that is the first anniversary of the Closing Date calculated using an interest rate equal to (x) Adjusted Term SOFR for an interest period of one month in effect on the third U.S. Government Securities Business Day prior to such prepayment or repayment plus (y) 14.00% per annum and assuming all interest was paid in cash, plus (ii) a prepayment premium of 2.00% on the aggregate principal amount of the Term Loan subject to such prepayment or repayment.
The Term Loan is secured by substantially all of the assets of ADES and its subsidiaries (including those acquired in the Transaction), subject to customary exceptions.
The Loan Agreement includes, among others, the following covenants: (1) beginning March 31, 2023 and as of the end of each fiscal quarter thereafter, ADES must maintain a minimum cash balance of $5.0 million (including unrestricted cash as well as cash under the control of CF Global); (2) (x) as of December 31, 2023, for the fiscal year then ended, ADES must have a minimum annual revenue, on a consolidated basis, of $70.0 million, (y) as of December 31, 2024, for the fiscal year then ended, ADES must have a minimum annual revenue, on a consolidated basis, of $85.0 million and (z) for any fiscal year thereafter, ADES must have a minimum annual revenue, on a consolidated basis, of $100.0 million; (3) (x) as of December 31, 2024, for the fiscal year then ended, ADES must have a minimum Consolidated EBITDA of $3.0 million and (y) for any fiscal year thereafter, ADES must have a minimum Consolidated EBITDA of $16.0 million; and (4) beginning after the fiscal quarter ending September 30, 2023, during an LTV Trigger Period, ADES must not exceed a loan to value (based on the consolidated total assets of ADES and its subsidiaries) ratio of 0.40:1.00.
In addition, in connection with the Loan Agreement and as consideration for the Term Loan, ADES agreed to issue to CF Global a warrant (the "Warrant") to purchase 325,457 shares of Common Stock (the "Warrant Shares"). The Warrant has an exercise price of $0.01 per share, subject to adjustment as set forth in the Warrant, is exercisable immediately and will expire on February 1, 2030. The terms of the Warrant do not allow for cash exercise, and the Warrant may only be exercised pursuant to the terms thereof.
The Warrant was issued without registration under the Securities Act in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors.
The foregoing descriptions of the Loan Agreement and the Warrant do not purport to be complete and are qualified in their entirety by reference, respectively, to the full text of the Loan Agreement, which is filed as Exhibit 10.2 to this Form 8-K, and the Warrant, which is filed as Exhibit 4.1 to this Form 8-K.

Item 1.02	Termination of a Material Definitive Agreement.
In connection with entry into the Purchase Agreement described above in Item 1.01, on February 1, 2023 that certain Transaction Agreement, dated August 19, 2022, by and among Elbert Holdings, Inc., Elbert Merger Sub 1, Inc., Arq and the Company (the "Transaction Agreement") was terminated pursuant to a termination agreement entered into by each of the parties to the Transaction Agreement. The terms of the Transaction Agreement were previously disclosed in the Prior 8-K. The Transaction Agreement would have provided, subject to its terms and conditions, for a business combination of Arq and ADES. By virtue of the termination of the Transaction Agreement, the Transaction Agreement became void and of no further force or effect, with no liability on the part of any party to the Transaction Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.
The information contained above under Item 1.01 is hereby incorporated by reference in response to this Item 2.01 of Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained above under Item 1.01 as it relates to the Loan Agreement is hereby incorporated by reference to this Item 2.03 of Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities
On February 1, 2023, ADES entered into Subscription Agreements (the "Subscription Agreements") with certain persons (the "Subscribers") pursuant to which the Subscribers subscribed for and purchased shares of Common Stock for an aggregate purchase price of approximately $15.4 million and at a price per share of $4.00 (the "PIPE Price Per Share" and such transaction, the "PIPE Investment"). The securities issued to the Subscribers under the Subscription Agreements were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"), Rule 506 of Regulation D, which is promulgated thereunder, and Regulations S of the Securities Act. ADES is relying on this exemption from registration based in part on representations made by each of the Subscribers under the Subscription Agreements.
The sale of the securities pursuant to the Subscription Agreements has not been registered under the Securities Act or any state securities laws. The securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein.
The information contained above under Item 1.01 as it relates to the Warrant is hereby incorporated by reference to this Item 3.02 of Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 1, 2023, the Board of Directors (the "Board") of the Company expanded the size of the Board from four to seven members and elected Julian McIntyre, Richard Campbell-Breeden and Jeremy Blank to the newly created vacancies on the Board, effective immediately. Each of Mr. McIntyre, Mr. Campbell-Breeden and Mr. Blank will serve as a director until the Company’s next annual meeting of stockholders and thereafter until a successor is duly elected and qualified. Neither Mr. McIntyre, Mr. Campbell-Breeden nor Mr. Blank will initially serve on any committee of the Board.
Messrs. McIntyre, Campbell-Breeden and Blank will each receive compensation for service as a non-management director of the Company consistent with the compensation generally provided to other non-management directors, as determined by the Board from time to time. Compensation for the Company’s non-management directors is described in the Company’s definitive proxy statement filed with the SEC on March 29, 2022.
Messrs. McIntyre, Campbell-Breeden and Blank were nominated to the Board pursuant to the terms of the Purchase Agreement, whereby the Company agreed to increase the size of the Board to seven directors and appoint Messrs. McIntyre, Campbell-Breeden and Blank to the Board.
Mr. Blank is the general partner of the indirect parent of CF Global, and his equity interest in CF Global will entitle Mr. Blank to receive up to 10% of the earnings through CF Global on the Term Loan.
Each of Mr. Campbell-Breeden and Mr. McIntyre does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On February 1, 2023, the Company, in connection with the issuance of its Series A Preferred Stock described above, designated 8,900,000 shares of its authorized and unissued preferred stock as Series A Convertible Preferred Stock and filed a Certificate of Designations of Preferred Stock with the Secretary of State of the State of Delaware, which is attached hereto as Exhibit 3.1 and incorporated by reference herein. A summary of the rights, preferences and privileges of the Series A Preferred Stock is described above under "Item 1.01 Entry into a Material Definitive Agreement," which is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.
On February 1, 2023, the Company issued a press release announcing the Purchase Agreement and the transactions contemplated thereby. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.
Furnished herewith as Exhibit 99.2 to this Form 8-K is the investor presentation that will be made available to investors in connection with the announcement of the Transaction.
The foregoing (including the information presented in Exhibits 99.1 and 99.2) is being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act. The submission of the information set forth in this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Item 7.01, including the information presented in Exhibit 99.1 and Exhibit 99.2, that is provided solely in connection with Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of business acquired.
The Company will provide the financial statements required to be filed by Item 9.01(a) of Form 8-K by amendment to this Current Report on Form 8-K no later than the 71st day after the required filing date for this Current Report on Form 8-K.

(b)	Pro forma financial information
The Company will provide the pro forma financial statement required to be filed by Item 9.01(b) of Form 8-K by amendment to this Current Report on Form 8-K no later than the 71st day after the required filing date for this Current Report on Form 8-K.

(d)	Exhibits

Exhibit No.	Description
2.1	Securities Purchase Agreement, dated as of February 1, 2023, by and among Advanced Emissions Solutions, Inc. and Arq Limited*
3.1	Certificate of Designations of Series A Preferred Stock
4.1	Form of Warrant
10.1	Registration Rights Agreement*
10.2	Loan Agreement*
99.1	Press release dated February 1, 2023
99.2	Investor Presentation, dated February 1, 2023
104	Cover Page Interactive Data File

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2023

Advanced Emissions Solutions, Inc.
Registrant

/s/ Greg Marken
Greg Marken
Chief Executive Officer